UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018 (December 7, 2018)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 7, 2018 (“Closing Date”), we entered into an Agreement and Plan of Share Exchange dated as of such date (the “Exchange Agreement”) with Momentum Water Transfer Services LLC, a Texas limited liability company (“MWTS”) and the sole member of MWTS (the “MWTS Member”). On the Closing Date, pursuant to the Exchange Agreement, we acquired one hundred percent (100%) of the issued and outstanding membership interests of MWTS (“MWTS Membership Interests”) from the MWTS Member pursuant to which MWTS became our wholly owned subsidiary (“Acquisition”). In accordance with the terms of the Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date we issued 550,000 shares of our common stock, par value $0.001 per share, paid $361,710 in cash and issued a note to the MWTS Member in the amount of $800,000 in exchange for all of the issued and outstanding MWTS Membership Interests. Principal and interest on the note shall be repaid in sixty (60) equal monthly payments of $7,500.00 (“Installment Payments”) and a final balloon payment for the remaining principal and accrued interest due on the maturity date. The note bears interest at a rate of 6% per annum. The note and the repayment thereof shall be secured by all of the Company’s assets, subject to prior security interests which includes the Crestmark Bank line of credit, up to $2,000,000 of 8.5% Secured Promissory Notes to be issued by the Company, and other previously issued and outstanding notes.

All of the shares of our common stock issued in connection with the Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

The summary of the Exchange Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the document, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The shares of our Common Stock issued in connection with the Purchase Agreement were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only several offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offerees and us.

On December 7, 2018, the Company issued and sold secured promissory notes in the aggregate principal amount of $300,000 (“Notes”) to three (3) separate purchasers. In addition to the issuance of the Notes an aggregate of 500,000 warrants (“Warrants”) were issued to the purchasers of the Notes. The Warrants are exercisable for a period of five (5) years and are exercisable at $0.40 per share. Interest on the Notes shall be paid to the purchasers at a rate of 10.0% per annum, paid on a quarterly basis, and the maturity date of the Note is one year after the issuance date. The Notes are secured by all of the assets of the Company and the assets of MWTS, subject to prior liens and security interests. The Notes were issued to the purchasers in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. SMG Industries Inc. intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. SMG Industries Inc. intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not Applicable.

(d)	Exhibit 2.1	Agreement and Plan of Share Exchange dated December 7, 2018 by and between SMG Industries Inc., Denice Cox and Momentum Water Transfer Services LLC
	Exhibit 99.1	Press release dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2018	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President